Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES ADMINISTRATOR OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE “RESTRICTED SECURITIES” UNDER RULE 144 PROMULGATED PURSUANT TO THE SECURITIES ACT, AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

10% CONVERTIBLE NOTE PURCHASE AGREEMENT

NEOPROBE CORPORATION

THIS AGREEMENT is made this 3rd day of July, 2007, between NEOPROBE CORPORATION (the “Company”), incorporated under the laws of the State of Delaware, with its principal office at 425 Metro Place North, Suite 300, Dublin, OH 43017 and David C. Bupp, residing at 9095 Moors Place North, Dublin, Ohio 43017, Cynthia B. Gochoco, residing at 1550 Chapel Drive, York, Pennsylvania 17404, and Walter H. Bupp, residing at 2038 Wyntre Brook Drive, York, Pennsylvania 17403, as joint tenants with right of survivorship (each a “Purchaser,” and collectively the “Purchasers”).

In consideration of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement:

“Act” has the meaning specified in the legend appearing on the first page.

“Agreement” means this 10% Convertible Note Purchase Agreement including all Exhibits and Attachments hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Average Closing Price” has the meaning specified in Section 9.6(b).

“Average Market Price” means 125% of the average Closing Price of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Closing Date.

“Business Day” means any day on which banks in the City of Columbus, Ohio are open for business.

“Closing” means the completion of the purchase and sale of the Note and Warrant on the Closing Date.

“Closing Date” means the date of the Closing.

“Closing Price” means for each Trading Day, the last transaction price as reported on the principal national securities exchange on which the Common Stock is listed or admitted for quotation, or if the Common Stock is not listed or quoted on an exchange, the closing bid price for the Common Stock on such day in the over-the-counter market as reported by Bloomberg, the National Quotation Bureau or NASDAQ.

“Common Stock” means the Common Stock of the Company, $.001 par value.

“Conversion Amount” has the meaning specified in Section 9.1.

“Conversion Date” has the meaning specified in Section 9.2.

“Conversion Notice” has the meaning specified in Section 9.2

“Conversion Price” has the meaning specified in Section 9.1

“Conversion Shares” has the meaning specified in Section 9.1.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” has the meaning specified in Section 3.5.

“Holder” means the Purchasers and any transferee of the Note in a transfer permitted under Section 8.2.

“Maturity Date” has the meaning specified in Section 2.1.

“Note” means the 10% Convertible Note of the Company, due July 8, 2008, in the Principal Sum that is issued pursuant to this Agreement (including any notes issued in substitution therefor), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Principal Sum” has the meaning specified in Section 2.1.

“Reports” has the meaning specified in Section 3.6.

“Registration Rights Agreement” has the meaning specified in Section 2.4.

“SEC” has the meaning specified in Section 3.7.

“Securities Act” has the meaning specified in the legend on the first page of this Agreement.

“Senior Indebtedness” means all liabilities and obligations of the Company to Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp under the Series A Convertible Promissory Notes Due January 7, 2009, in the aggregate original principal amount of $8,100,000, as amended, modified or supplemented from time to time.

“Special Committee” has the meaning specified in Section 4.9.

“Trading Day” means any day on which transactions are effected on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market.

“Transaction Documents” has the meaning specified in Section 2.1.

“Warrant” or “Warrants” means the Warrant purchased from the Company on the Closing Date and any subsequent Warrant or Warrants issued in exchange or replacement thereof pursuant to the terms of the original Warrant.

“Warrant Shares” means shares of Common Stock issuable on exercise of the Warrant.

Section 2. Authorization and Sale of Note.

2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the execution and delivery to Purchasers of (a) this Agreement, (b) the Note in the principal amount of $1,000,000 (the “Principal Sum”), with a maturity date on July 8, 2008 (the “Maturity Date”), (c) the Warrant, (d) the Registration Rights Agreement, and (e) all other agreements, documents, instruments and certificates to be delivered by the Company under the foregoing (the “Transaction Documents”). The Company promises to pay to the Holder the Principal Sum plus any accrued and unpaid interest in cash on the Maturity Date. Simple interest shall accrue on the unpaid Principal Sum at the rate of 10% per annum from the Closing Date, and shall be payable in arrears on the last day of each calendar quarter in cash, provided that from and after an Event of Default the rate of interest shall increase to 12% per annum until the Event of Default is cured. The form of the Note is annexed hereto as Exhibit A. The Company, if not then in default hereunder, shall have the right to prepay at any time and from time to time before the Maturity Date any amount or amounts due under the Note, subject to the terms of Section 9.3 of this Agreement. Any partial prepayment shall be in the minimum amount of $100,000 or any integral multiple thereof.

2.2 Agreement to Sell and Purchase the Note. Subject to the terms and conditions of this Agreement, the Company will issue and sell the Note to Purchasers and Purchasers will purchase the Note from the Company, at the Closing provided for in Section 2.5, at the purchase price of 100% of the Principal Sum.

2.3 Warrant Issuable Upon Closing. As additional consideration for the purchase of the Note, at the Closing the Company will issue to Purchasers a warrant to purchase a total of 500,000 shares of the Company’s Common Stock, pursuant to the terms of a separate Warrant, the form of which is attached hereto as Exhibit B (the “Warrant”). The Warrant shall have an exercise price equal to the Average Market Price.

2.4 Registration Rights. At the Closing, the Company will enter into a Registration Rights Agreement with Purchasers in the form attached hereto as Exhibit C, providing for the filing of a registration statement under the Act with respect to resales of the Warrant Shares and Conversion Shares.

2.5 Time and Place of Closing. The Closing shall be held at the offices of Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215 on or before July 6, 2007.

2.6 Payment and Delivery. At the Closing, the following shall occur:

(a) The Company shall deliver or cause to be delivered to Purchaser

(i) an original Note and Warrant, substantially in the form set forth in Exhibits A and B hereto, each bearing the original signatures of a duly authorized officer of the Company;

(ii) a Registration Rights Agreement in the form set forth in Exhibit C each bearing the original signatures of a duly authorized officer of the Company;

(iii) a certificate, dated the Closing of the Secretary of the Company certifying (x) that complete and accurate copies of the resolutions of the board of directors of the Company approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are attached thereto, (y) that such resolutions are in full force and effect and have not been amended or repealed and (z) the names and titles of the officers of the Company who have executed the documents, certificates and instruments delivered at the Closing and their signatures; and

(iv) a copy of the Certificate of Incorporation of the Company (certified by the Secretary of State of the State of Delaware).

(b) Purchasers shall cause payment to be made to the Company in immediately available U.S. funds of the Principal Sum.

2.7 Usury. All agreements which either now are or which shall become agreements between the Company and Purchasers are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under this Agreement or the Note are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Company and Purchasers. This provision shall never be superseded or waived and shall control every other provision of the Transaction Documents and all agreements between the Company and Purchasers, or their successors and assigns.

Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers that the following are true and correct as of the date hereof and as of the Closing Date.

3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Company.

3.2 Capitalization. The Company has authorized 150,000,000 shares of Common Stock, of which 62,869,731 are currently issued and outstanding, and 22,858,182 are currently reserved for issuance under outstanding warrants and options. The Company also has authorized 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued or outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and no outstanding shares of Common Stock are subject to, or have been issued in violation of, preemptive or similar rights. As of the Closing Date, the Company covenants that it will from its authorized but unissued shares of Common Stock reserve a sufficient number of shares of Common Stock for issuance upon conversion of the Note and exercise of the Warrant. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or any warrants, options or other rights to acquire its Common Stock. Except as disclosed in the Reports and excluding outstanding options to employees and directors, and except for the securities issuable under this Agreement, the Note and the Warrant, there are no contracts relating to the issuance, sale or transfer of any equity securities, phantom stock or appreciation rights, profit participation, or other securities (whether or not convertible) of the Company, including options, warrants, puts, or calls.

3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company has been taken. Each Transaction Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in the Registration Rights Agreement. Upon their issuance and delivery (a) pursuant to the Warrant, the Warrant Shares, and (b) pursuant to the Note, the Conversion Shares, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances except for those imposed by or on behalf of Purchasers, their creditors or agents.

3.4 No Conflict. The execution and delivery of each Transaction Document does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the certificate of incorporation, and any amendments thereto, bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

3.5 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except where the failure to so comply would not have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is admitted for quotation on the OTC Bulletin Board.

3.6 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as disclosed in the reports filed by the Company under Section 13 of the Exchange Act in the twelve month period prior to the Closing Date (collectively, the “Reports”), as incurred in the ordinary course of business after the date of the Reports, and obligations to Purchasers incurred under the Transaction Documents.

3.7 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any other Transaction Document, or the offer, sale or issuance of the Note or Warrant, or the consummation of any other transaction contemplated hereby or thereby, except the filing with the United States Securities and Exchange Commission (“SEC”) of a registration statement for the purpose of registering under the Securities Act resales by Purchasers of the Conversion Shares and Warrant Shares as provided in the Registration Rights Agreement.

3.8 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate which will materially affect the Company.

3.9 Title to Assets. Except as disclosed in the Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

3.10 Required Governmental Permits. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

3.11 Other Outstanding Securities. Except as disclosed in the Reports and excluding outstanding options to employees and directors, and except for the securities issuable under this Agreement, the Note and the Warrant, there are no other outstanding debt or equity securities of the Company presently convertible into or exercisable for shares of Common Stock.

Section 4. Representations, Warranties and Covenants of Purchasers. Each of the Purchasers represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

4.1 Authority. Such Purchaser has all requisite right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in the Registration Rights Agreement.

4.2 Investment Experience. Such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Act, and resides in the state described as his or her state of residence in the first paragraph of this Agreement. Such Purchaser acknowledges that David C. Bupp (“Mr. Bupp”), the chief executive officer and a director of the Company, has acted as such Purchaser’s representative and advisor in connection with the purchase of the Note and Warrant, that Mr. Bupp is aware of the Company’s business affairs and financial condition, has had access to and has acquired sufficient information about the Company, including the Reports, and has communicated that information to such Purchaser, so as to allow such Purchaser to reach an informed and knowledgeable decision to acquire the Note and Warrant. Such Purchaser independently has such business and financial experience as is required to give him or her the capacity to protect his or her own interests in connection with the purchase of the Note and Warrant.

4.3 Investment Intent. Without limiting the ability to resell the Conversion Shares and Warrant Shares pursuant to an effective registration statement, or upon any exemption from registration that may be legally available, such Purchaser represents that he or she is purchasing the Note and Warrant, and will acquire the Conversion Shares and Warrant Shares, for such Purchaser’s own account as principal for investment purposes, and not with a view to a distribution. Such Purchaser understands that the acquisition of the Note and Warrant has not been registered under the Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchaser or otherwise acquire or take a pledge of) any of the Note, Warrant, Conversion Shares or Warrant Shares, except in compliance with the Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

4.4 Registration or Exemption Requirements. Such Purchaser further acknowledges and understands that the Note, Warrant, Conversion Shares and Warrant Shares may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Such Purchaser understands that the Note and Warrant, as well as any certificate for the Conversion Shares or Warrant Shares, will be imprinted with a legend that prohibits the transfer of such securities unless (a) it is registered or such registration is not required pursuant to an exemption therefrom, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

4.5 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to Purchasers in connection with the purchase and sale of the Note and Warrant constitutes legal, tax or investment advice from the Company, or on its behalf by any director, officer, employee, agent or representative of the Company. Such Purchaser has consulted such legal, tax and investment advisors as such Purchaser, in his or her sole discretion, has deemed necessary or appropriate in connection with the purchase of the Note and the Warrant.

4.6 Purchaser Review. Such Purchaser hereby represents and warrants that he or she has carefully examined the Reports, and the financial statements contained therein. Such Purchaser acknowledges that the Company has made available to him or her all documents and information that such Purchaser has requested relating to the Company and has been provided answers to all of his or her questions concerning the Company, the Note and the Warrant.

4.7 Certain Risks. Such Purchaser recognizes that the purchase of the Note and Warrant, and if issued, the Conversion Shares and Warrant Shares, involves a high degree of risk in that:

(a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Note, Warrant, Conversion Shares and Warrant Shares;

(b) such Purchaser may not be able to liquidate this investment;

(c) transferability of the Note, Warrant, Conversion Shares and Warrant Shares is extremely limited;

(d) such Purchaser could sustain the loss of his or her entire investment in the Note, Warrant Conversion Shares and Warrant Shares;

(e) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; and

(f) while the Common Stock is presently quoted on the OTC Bulletin Board and while such Purchaser is the beneficiary of certain registration rights provided herein: (i) the issuance of the Note, Warrant, and Warrant Shares are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless such transaction is registered under such laws or unless an exemption from registration is available under such laws, as more fully described below; and (i) the Note and Warrant are not quoted, traded or listed for trading or admitted for quotation on any organized market or quotation system, and there is therefore no present public or other market for such Note or Warrant, and (iii) there can be no assurance that the Common Stock will continue to be quoted, traded or listed for trading or authorized for quotation on the OTC Bulletin Board or on any other organized market or quotation system.

4.8 No Registration, Review or Approval. Such Purchaser acknowledges and understands that the limited private offering and sale of the Note and Warrant pursuant to this Agreement, and the offering and sale of the Conversion Shares and Warrant Shares, have not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or “blue sky” laws, rules or regulations of any state. Purchaser acknowledges, understands and agrees that the Note, Warrant, and Warrant Shares are being offered and sold hereunder pursuant to (a) a private placement exemption to the registration provisions of the Act pursuant to Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (b) a similar exemption to the registration provisions of applicable state securities laws.

4.9 Disclosure by Purchaser. Such Purchaser represents and warrants that all material facts as to Mr. Bupp’s relationship or interest in the transactions contemplated by this Agreement have been disclosed to the special committee of the Board of Directors (the “Special Committee”) that negotiated the terms of this Agreement with Purchasers, and that Mr. Bupp has disclosed to the Special Committee and to the Board of Directors all contracts, negotiations, events, corporate developments, results of operations and other facts of which he has knowledge that a reasonable person would consider likely to have a material effect, whether positive or adverse, on the business, assets, liabilities, operations, prospects, and condition (financial or otherwise) of the Company, including without limitation all acquisition and financing proposals from third parties and the substance of any discussions relating thereto in which he participated.

4.10 Purchaser’s Knowledge of Breach. Such Purchaser is not aware of any facts or circumstances that would be sufficient, in the absence of other facts or circumstances not currently known to such Purchaser, to constitute a breach of any of the representations and warranties of the Company contained in this Agreement or in any of the Transaction Documents. Such Purchaser shall be deemed to have waived in full any breach of any of the Company’s representations and warranties of which any Purchaser has knowledge at the Closing.

Section 5. Conditions to Purchaser’s Obligation to Purchase. The Company understands that Purchasers’ obligation to purchase the Note and Warrant is conditioned upon the truth and accuracy of the representations and warranties of the Company in Section 3 as of the Closing Date, and:

(a) Execution and delivery by the Company of the original Note and Warrant to Purchaser; and

(b) Execution and delivery by the Company of the Registration Rights Agreement, in the form of Exhibit C.

Section 6. Conditions to Company’s Obligation to Sell. Purchasers understand that the Company’s obligation to sell the Note and Warrant is conditioned upon the truth and accuracy of the representations and warranties of Purchasers in Section 4 as of the Closing Date, and:

(a) Delivery by Purchasers to the Company of good funds as payment in full for the purchase of the Note and Warrant; and

(b) Execution and delivery by Purchasers of the Registration Rights Agreement, in the form of Exhibit C.

Section 7. Default.

7.1 Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on the Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on the Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 7.1) and such default is not remedied within 30 days after the Company receives written notice of such default from any Holder (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (c) of Section 7.1); or

(d) one or more defaults under any bond, debenture, note or other evidence of indebtedness of the Company owed to any Person other than Purchaser, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any asset, in any case in which the aggregate amount of all such defaults are in excess of $100,000.00, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, and no Purchaser had knowledge at the Closing that such representation or warranty was false or incorrect; or

(f) the rendering against the Company of one or more final judgments, decrees or orders for the payment of money which in the aggregate exceed $100,000.00 and the continuance of such judgments, decrees or orders unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

(g) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(i) an event of default shall occur under any other Transaction Document; or

(j) the sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company that is subject to Section 271(a) of the Delaware General Corporation Law, without the consent of the Holder; or

(k) a merger or consolidation of the Company without the consent of the Holder, other than a merger or consolidation in which the voting equity securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity.

7.2. Acceleration and Remedies.

(a) If any Event of Default has occurred and is continuing, the Holder may at any time at its option, by notice or notices to the Company, declare the Note to be immediately due and payable.

(b) Upon the Note becoming due and payable under this Section 7.2, the Note will forthwith mature, and the entire unpaid Principal Sum, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

(c) If any Event of Default has occurred and is continuing, and irrespective of whether the Note has been declared immediately due and payable under paragraph (a) of this Section 7.2, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

8. Registration; Exchange; Substitution of Note.

8.1. Registration of Note. The Company shall keep at its principal executive office a register for the registration and registration of transfers of the Note. The name and address of each Holder, each transfer of the Note and the name and address of each transferee shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

8.2. Transfer and Exchange of Note. Upon surrender of the Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or the Holder’s attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), a new Note (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company shall not be required to register or otherwise recognize any transfer that purports to be for less than the entire unpaid principal amount of the Note. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be required to make in writing the representations set forth in Sections 4.2 through 4.8, and shall be bound by the provisions of this Agreement to the same extent as if the transferee were originally a party to this Agreement. Notwithstanding any provision of this Agreement to the contrary, the Company may refuse to register the transfer of the Note to any Person that is not an “accredited investor” as defined in Rule 501 of Regulation D.

8.3. Replacement of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it or (b) in the case of mutilation, upon surrender and cancellation thereof, then in either case, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 9. Conversion of Note to Common Stock.

9.1 Optional Conversion. At the option of the Holder, at any time following July 30, 2007 and prior to the Maturity Date, the Principal Sum then outstanding (or any portion thereof equal to or greater than $100,000), plus accrued and unpaid interest (the “Conversion Amount”), may be converted, either in whole or in part, into shares of Common Stock (the “Conversion Shares”) (calculated as to each such conversion to the nearest whole share), at any time, and from time to time at a price per share (the “Conversion Price”) equal to the Average Market Price. The number of Conversion Shares due upon conversion shall be determined by dividing the Conversion Amount by the Conversion Price.

9.2 Exercise of Conversion Privilege. The conversion right provided in Section 9.1 may be exercised by the Holder by delivering to the Company an executed and completed notice of conversion in the form of Exhibit D to this Agreement (the “Conversion Notice”), accompanied by the Note. Each date on which a Conversion Notice is delivered to the Company in accordance with the provisions of this Section 9.2 shall constitute a “Conversion Date.” As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Company’s receipt of such Conversion Notice, the Company shall, at its sole cost and expense (i) issue the Conversion Shares (together with any other securities or property to which the Holder is entitled upon such exercise) in accordance with the provisions of Section 9.1 in such denominations as the Holder may request, each registered in the name of the Holder or such other name as may be designated by the Holder, and (ii) cause to be mailed for delivery by overnight courier to the Holder (x) a certificate or certificate(s) representing the number of Conversion Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 9.3, in respect of any fraction of a share issuable upon such conversion, and (z) if less than all of the outstanding Principal Sum shall have been converted, a new Note in the remaining unconverted Principal Sum, identical in form to the Note, duly executed by an officer of the Company. The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Conversion Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment or new Note to which it is entitled pursuant to Section 9.3), to surrender the Note and to release the Company from all liability under the Note.

9.4 Fractional Shares. No fractional Conversion Shares or scrip representing fractional Conversion Shares shall be issued upon conversion of the Conversion Amount. Instead of any fractional Conversion Shares which otherwise would be issuable upon conversion of the Conversion Amount, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction times the Conversion Price.

9.5 Certain Events. In case at any time prior to the conversion or payment of all of the principal of the Note, the Company:

(a) declares any cash dividend (or authorizes any other distribution) on its Common Stock;

(b) authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of its capital stock or assets, other than a dividend payable solely in shares of Common Stock;

(c) authorizes a reclassification, split or combination of the Common Stock, or a consolidation or merger to which the Company is a party or a sale or transfer of all or substantially all the assets of the Company that is subject to Section 271(a) of the Delaware General Corporation Law; or

(d) authorizes a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company, (i) at least 30 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation; merger, sale, dissolution, liquidation or winding-up, at least 30 days’ written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Anything herein to the contrary notwithstanding, the Holder may give a notice of conversion of all or a portion of the Note as contemplated in Section 9.1, which may be conditioned upon the actual occurrence of the event which is the subject of the notice, it being the intention of Company and Holder that Holder shall be entitled to obtain the benefits of such conversion if such event actually occurs, but shall be entitled to retain this Note in full at its option if such event does not occur for any reason, and the Company agrees to take all such action, including issuing a new Note in order to assure to the Holder the benefits contemplated by this Section 9.5.

9.6 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time in the following manner upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (A) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (B) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of capital stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 9.6 from and after such record date).

(b) Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Section 9.6(a)) or subscription rights, options or warrants, upon conversion of the Note after that corporate event, the Holder will be entitled to receive the securities or assets the Holder would have received if the Holder had converted the Note immediately before the first such corporate event and not disposed of the securities or assets received as a result of the or any subsequent corporate event.

(c) Issuance of Common Stock Below Conversion Price.

(i) If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company’s treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities (collectively, “Securities”), by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such Securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Securities) which is lower than the Conversion Price in effect immediately prior to such sale or issuance, then, subject to Section 9.6(c)(ii), the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (in the case of Securities, determined as provided below) for such sale or issuance would purchase at the Conversion Price in effect immediately prior to such sale or issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such Securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance of such Securities and the consideration “received” by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such Securities, plus the consideration stated in such Securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration” received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Section 9.6(c)(i), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. Except as provided below, the determination of whether any adjustment is required under this Section 9.6(c)(i) by reason of the sale or issuance of Securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at any subsequent time.

(ii) No adjustment shall be made to the Conversion Price pursuant to Section 9.6(c)(i) in connection with the (A) issuance of shares in any of the transactions described in Section 9.6(a), 9.6(b), or 9.6(e) hereof; (B) issuance of shares upon exercise of the Warrants; (C) issuance of shares upon conversion of the Notes; (D) issuance of shares of Common Stock upon the exercise of options or the grant of options provided that such options were or are issued pursuant to stock option plans approved by the stockholders of the Company; (E) issuance of shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock as part of a unit in connection with an arm’s length institutional debt financing, (F) issuance of shares of Common Stock upon the exercise or conversion of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock outstanding on the Effective Date; (G) issuance of shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock in connection with licenses, assignments or other transfers of intellectual property of the Company or Subsidiaries, or rights therein, in connection with cooperative research and development agreements, strategic alliances, or agreements providing for the manufacturing, distribution or sale of products or services of the Company or Subsidiaries; (H) issuance of shares of Common Stock pursuant to the Common Stock Purchase Agreement, dated December 1, 2006, between the Company and Fusion Capital Fund II, LLC, and (I) contributions of Common Stock to the Company’s 401(k) Plan.

(iii) In the event of any change in the number of shares of Common Stock deliverable or any change in the consideration payable to the Company upon exercise, conversion or exchange of any Securities (including, without limitation, by operation of the anti-dilution provisions of such Securities other than those anti-dilution provisions contained within the Securities that are substantially similar to the provisions of Section 9.6(a) hereof), any adjustment to the Conversion Price which was made upon the issuance of such Securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, except as provided below, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise, conversion or exchange of any such Securities. The Company shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section 9.6. Upon the expiration or termination of the right to exercise, convert or exchange any Securities, any adjustment to the Conversion Price which was made upon the issuance of such Securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise, conversion or exchange of such Securities and the actual consideration received therefor (as determined in this Section 9.6).

(d) De Minimis Adjustments. No adjustment shall be made under this Section 9.6 if the amount of such adjustment would result in a change in the Conversion Price of less than one percent (1%), but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change of at least one percent (1%). Notwithstanding the provisions of the first sentence of this Section 9.6(d), any adjustment postponed pursuant to this Section 9.6(d) shall be made no later than the earlier of the Maturity Date or the date on which the Note is converted.

(e) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the conversion of this Note in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the conversion of this Note if this Note had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including, without limitation, provisions with respect to changes in, and other adjustments of, the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon conversion of this Note.

(f) Certificate as to Adjustments. Whenever the Conversion Price shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 11, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Conversion Price, and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

9.7 Other Provisions Relating to Rights of The Holder. If all or any part of the Note is duly converted, the Holder will for all purposes be deemed to become the holder of record of the Conversion Shares as to which the Note is converted, and the certificate for such shares will be dated on the date the Note (or any successor Note) is surrendered for conversion, except if such date is not a Business Day, the Holder will be deemed to become the record holder of the Conversion Shares, and the certificate will be dated, on the next succeeding Business Day. The Holder will not be entitled to any rights as a holder of the Conversion Shares, including the right to vote and to receive dividends, until the Holder becomes or is deemed to become the holder of such shares pursuant to the terms hereof. The issuance of certificates for shares of Common Stock upon the conversion of the Note shall be made without charge to the Holder for any issue tax in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Note being exercised.

Section 10. Covenants.

10.1 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance or delivery upon conversion of the Notes and exercise of the Warrants, the maximum number of shares of capital stock that may be issuable or deliverable upon such conversion or exercise, as the case may be. Such shares of capital stock shall, when issued or delivered in accordance with the Notes and the Warrants, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of the Notes and the Warrants, as the case may be, and shall otherwise comply, in each case, with the terms thereof. The Company covenants that it will take all reasonable action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed, or any agreement to which the Company may be a party.

10.2 Limitation on Indebtedness. Without the prior written consent of the Holder, the Company shall not issue, assume or otherwise incur any indebtedness for borrowed money, other than:

(a) indebtedness created under this Agreement;

(b) indebtedness to banks or other financial institutions under working capital facilities not to exceed $500,000 in the aggregate;

(c) the Senior Indebtedness; or

(d) indebtedness incurred to finance the acquisition of equipment or other personal property by purchase or lease.

Section 11. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)
if to the Company, to

Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017
Attn: Chief Financial Officer
(fax) (614) 793-9376

copy to:

William J. Kelly, Jr.
Porter, Wright, Morris & Arthur
41 South High Street, Suite 2800
Columbus, Ohio 43215

or to such other Person at such other place as the Company shall designate to Purchaser in writing;

(b)	if to the Purchasers, to David C. Bupp 9095 Moors Place North Dublin, Ohio 43017 copy to: Kenneth J. Warren, Esq. 5134 Blazer Parkway Dublin, Ohio 43017

or at such other address as a majority in interest of Purchasers shall designate to the Company in writing; or

(c) if to any transferee or transferees of Purchasers, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

Section 12. Miscellaneous.

12.1 Entire Agreement. This Agreement, including all Exhibits and Attachments embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

12.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

12.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.5 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflicts of law, except to the extent that the Delaware General Corporation Law shall govern. Each party hereby agrees that if the other party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set provided for notices under Section 11. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

12.6 Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10.6 shall be determined exclusively by binding arbitration in the City of Columbus, Ohio. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that Persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (i) is on the AAA’s Large, Complex Case Panel or a Center for Public Resources (“CPR”) Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels and (ii) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Ohio concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA. No provision of, nor the exercise of any rights under, this Section 12.6 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Ohio, County of Franklin (which shall have exclusive jurisdiction for purposes of this Section 12.6) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the County of Franklin, State of Ohio for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 10.6 in the same manner as provided for the giving of notice under this Agreement. Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the County of Franklin, State of Ohio for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. The arbitrator shall have the power to award recovery of all costs (including attorneys’ fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Agreement.

12.7 Recovery of Attorneys’ Fees. In any action arising under this Agreement, the Note, the Warrant, or the Registration Rights Agreement then the prevailing party shall be entitled to recovery of its legal fees and expenses incurred in connection therewith, to the extent such legal fees and expenses have not been awarded by an arbitrator.

12.8 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

12.9 Publicity. Neither Purchaser nor the Company shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other, except as may be required by applicable law or regulation.

12.10 Survival. The representations and warranties in this Agreement shall survive Closing.

12.11 Expenses. Each of the parties shall bear its own legal and other expenses in connection with the negotiation and closing of the transactions contemplated hereby, except that the Company will reimburse Purchasers for $25,000.00 in legal and investment advisory fees and expenses incurred by Purchasers hereunder.

12.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

12.13 Power of Attorney. With respect to any Purchaser executing and delivering this Agreement pursuant to a power of attorney, the attorney in fact so appointed by such Purchaser represents and warrants that as of the date hereof and on the Closing Date: (a) he is the attorney in fact designated by such power of attorney; (b) the principal is not deceased, and has not revoked or partially or fully terminated or suspended the power of attorney; (c) there is currently no petition to determine incapacity or appoint a guardian for the principal; and (d) the power of attorney is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

[Signatures on following pages]

NEOPROBE CORPORATION

By	/s/ Brent L. Larson
Brent L. Larson, Vice President of Finance

Signature page to Note Purchase Agreement

PURCHASERS
/s/ David C. Bupp
David C. Bupp

/s/ Cynthia B. Gochoco
Cynthia B. Gochoco

/s/ Walter H. Bupp
Walter H. Bupp, by David C. Bupp, his attorney in fact, under power of attorney dated April 22, 2005

Signature page to Note Purchase Agreement